UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2002

    BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8739	22-1970303
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1830 Route 130, Burlington, NJ		08016
(Address of principal Executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

     On October 24, 2002, the Registrant obtained from JPMorgan Chase Bank a temporary increase until December 15, 2002 in its uncommitted line of credit from $25 million to $60 million.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

EXHIBIT INDEX
Exhibit No.
10.1	$60,000,000 Promissory Note of Burlington Coat Factory Warehouse Corporation in Favor of JPMorgan Chase Bank

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
By: /s/ Monroe G. Milstein Monroe G. Milstein President and Chief Executive Officer